UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
AMENDMENT NO. 1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 22, 2005
METALINE CONTACT MINES

(Name of Small Business Issuer in its charter)

Washington	000-31025	991-779945

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

W. 3848 Turtle Patch Road, Pine River, WI	54965

(Address of principal executive offices)	(Zip Code)
920-987-5317

Issuer’s telephone number
N/A

(Former name, former address, and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 — SECURITIES AND TRADING MARKETS
Item 3.02 — Unregistered Sales of Equity Securities
On July 22, 2005, Metaline Contact Mines (the “Company”) issued 1,000,000 shares of its authorized, but unissued, common stock, par value $0.05 per share, to Paymaster Resources Incorporated (“Paymaster”).
On January 10, 2004, the Company entered into an Agreement with Paymaster to acquire Paymaster’s mineral lease on the Golden Chest Mine, near Murray, Idaho, and Paymaster’s exploration agreement with New Jersey Mining Company. The Paymaster shareholders approved the Agreement at a special meeting on February 23, 2004. The Company issued Paymaster 466,954 shares of its authorized, but unissued common stock. In the event the properties subject to the Golden Chest Lease commence commercial production during the tenure of the exploration agreement with New Jersey Mining Company, or any lease as a result thereof, the Company will pay Paymaster an additional 1,000,000 shares of it’s authorized, but unissued, common stock. On July 4, 2005, the Golden Chest Mine commenced commercial production according to the terms of the Agreement with Paymaster.
The Company valued the transaction at $250,000.
In issuing the shares to Paymaster, the Company relied on an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: August 8, 2005	METALINE CONTACT MINES
	By:	/s/ John W. Beasley
John W. Beasley
Secretary/Treasurer/CFO